Exhibit 4.1
3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
(As Amended May 1997, February 1998 and December 1998)
1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.
2. Definitions. As used herein, the following definitions shall apply:
(a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.
(b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.
(c) "Board" means the Board of Directors of the Company.
(d) "Code" means the Internal Revenue Code of 1986, as amended.
(e) "Committee" means the committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.
(f) "Common Stock" means the Common Stock of the Company.
(g) "Company" means 3Dfx Interactive, Inc., a California corporation.
(h) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services.
(i) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.
(j) "Director" means a member of the Board.
(k) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.
(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
 (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
 (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
 (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
(n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.
(p) "Option" means a stock option granted pursuant to the Plan.
(q) "Optioned Stock" means the Common Stock subject to an Option.
(r) "Optionee" means an Employee or Consultant who receives an Option.
(s) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.
(t) "Plan" means this Employee Stock Plan, as amended from time to time.
(u) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
(v) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 6,375,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.
If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option repricing or Option exchange, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
4. Administration of the Plan.
(a) Procedure.
 (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.
 (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.
 (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
 (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
(b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
 (i) to determine the Fair Market Value;
 (ii) to select the Employees and Consultants to whom Options may be granted hereunder;
 (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;
 (iv) to approve forms of agreement for use under the Plan;
 (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
 (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;
 (vii) to institute an Option repricing or Option exchange program;
 (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
 (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
 (x) to modify or amend each Option (subject to Section
15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
 (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
 (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;
 (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.
5. Eligibility.
(a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.
(b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.
(c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(d) The Plan shall not confer upon any Optionee any right with respect to continuation of the Optionee's employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.
6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.
7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five
(5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
8. Option Exercise Price and Consideration.
(a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:
 (i) In the case of an Incentive Stock Option
(A) granted to an Employee who, at the
time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B) granted to any other Employee, the
per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
 (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
 (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) any combination of the foregoing methods of payment, (viii) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.
9. Exercise of Option.
(a) Procedure for Exercise; Rights as a Shareholder. Any
Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.
An Option may not be exercised for a fraction of a Share.
An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under
Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.
Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b) Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (but not upon a change of status from an Employee to Consultant or Consultant to Employee), such Optionee may, but only within the period stated in the Option Agreement (which, in the case of an Incentive Stock Option, shall be no more than ninety (90) days after the date of such termination and, in the case of any Option, shall be no later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
(c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Consulting relationship or Continuous Status as an Employee as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.
(d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee is entitled to exercise the Option on the date of death. To the extent that Optionee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so exercisable within the time specified herein, the Option shall terminate.
10. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.
11. Adjustments Upon Changes in Capitalization or Merger.
(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.
13. Limitations.
(a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.
(c) The following limitations shall apply to grants of Options to Employees:
 (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 150,000 (post-split) Shares.
 (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 250,000 (post-split) Shares which shall not count against the limit set forth in subsection (i) above.
 (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.
 (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
14. Amendment and Termination of the Plan.
(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.
15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
17. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
NOTICE OF STOCK OPTION GRANT
[Optionee's Name and Address]
_________________________________
_________________________________
You have been granted an option, consisting of the Stock Option
Agreement attached hereto as Exhibit A and this Notice of Stock Option Grant (together, the "Option") to purchase Common Stock of 3DFX
INTERACTIVE, INC. (the "Company") as follows:
Date of Grant
Vesting Date
Option Price Per Share  $
Total Number of Shares Granted
Total Price of Shares Granted
Type of Option  ___     Incentive Stock Option
        ___     Nonqualified Stock Option
Term/Expiration Date    10 years/
Exercise Schedule:
This Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set out below;
Vesting Schedule:
Date of Vesting

Number of Shares
First Annual Anniversary of
Vesting Date

25%
Each Monthly Anniversary of
Vesting Date After First Annual
Anniversary of Vesting Date

1/148th of the total
Shares until fully
vested
Termination Period:
Option may be exercised for 90 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date). Additional Forms of Consideration:
In addition to the forms of consideration set out in Section 3 of the Stock Option Agreement, this Option may be exercised using the following forms of consideration:
___ No Additional Forms
___ Additional Forms as noted: Promissory Note at the discretion of the Company.




Exercise of this Option shall be on a form of Exercise Notice provided by the Company.
OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT
TO THIS OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S EMPLOYEE STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.
Optionee acknowledges receipt of a copy of the Plan and certain information related to it and represents that he or she is familiar with the terms and provisions of the Plan and this Option. Optionee accepts this Option subject to all such terms and provisions. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.
By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Employee Stock Plan and the [Incentive/Nonstatutory] Stock Option Agreement, all of which are attached and made a part of this document.
OPTIONEE:               3DFX INTERACTIVE, INC.,
                        a California corporation
_____________________________           By __________________________
Signature
_____________________________           Title _______________________
Print Name

CONSENT OF SPOUSE
The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Stock Option. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Stock Option, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Stock Option and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Stock Option.

        Spouse of Purchaser

3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
EXHIBIT A TO NOTICE OF GRANT
STOCK OPTION AGREEMENT
1. Grant of Option. 3DFX INTERACTIVE, INC., a California corporation (the "Company"), hereby grants to the Optionee (the "Optionee") named in the Notice of Grant, an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms, conditions and definitions of the Employee Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.
If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code.
2. Exercise of Option.
(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.
(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form provided by the Company (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as to the holder's investment intent with respect to the Exercised Shares as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and, if the Optionee is married, by the Optionee's spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a) cash;
(b) check; or
(c) such other consideration as is indicated on the Notice of Grant.
4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
5. Termination of Relationship. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee is not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.
6. Disability of Optionee.  Notwithstanding the provisions of
Section 5 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.
8. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
9. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Option terms and Options granted to more than ten percent (10%) shareholders shall apply to this Option.
10. Tax Consequences. Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
(a) Exercising the Option.
 (i) Nonqualified Stock Option ("NSO"). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax and state income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
 (ii) Incentive Stock Option ("ISO"). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.
(b) Disposition of Shares.
 (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
 (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or the difference between the sale price of such Shares and the aggregate Exercise Price.
(c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of the date two years after the grant date, or the date one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
EXERCISE NOTICE FOR VESTED SHARES
3Dfx Interactive, Inc.
Attention:  Secretary
1. Exercise of Option.  Effective as of today, ___________, 19__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of 3DFX INTERACTIVE, INC. (the "Company") under and pursuant to the Company's Employee Stock Plan, as amended (the "Plan"), and the Notice of Grant and [ ] Incentive [ ] Nonqualified Stock Option Agreement dated ________ (together, the "Option").
2. Representations of Optionee.  Optionee acknowledges that
Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.
3. Rights as Shareholder.  Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares. Upon such disposition, Purchaser shall have no further rights as a holder of the Shares.
4. Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.
5. Market Standoff Agreement.  Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.
6. Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.
7. Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.
8. Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
9. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
10. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
11. Delivery of Payment.  Optionee herewith delivers to the Company the full Exercise Price for the Shares.
12. Entire Agreement.  The Plan and Notice of Grant/Option
Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law.
Submitted by:           Accepted by:
PURCHASER:              3DFX INTERACTIVE, INC.
                        a California corporation
_____________________________           By
__________________________________
(Signature)
                        Its
__________________________________
Address _____________________           Address
______________________________

3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
EXERCISE NOTICE FOR UNVESTED SHARES
AND RESTRICTED STOCK AGREEMENT
3DFX INTERACTIVE, INC.
Attention:  Secretary
1. Exercise of Option.  Effective as of today, ___________, 19__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of 3DFX INTERACTIVE, INC. (the "Company") under and pursuant to the Company's Employee Stock Plan, as amended (the "Plan") and the Notice of Grant and
[ ] Incentive [ ] Nonqualified Stock Option Agreement dated __________, 19__ (together, the "Option"). Of these Shares, Optionee has elected to purchase __________ of those Shares which have become vested under the Vesting Schedule set out in the Notice of Grant (the "Vested Shares") and __________ Shares which have not yet vested under such schedule (the "Unvested Shares"). The Purchase Price for the Shares shall be $_________, as set out in the Notice of Grant, for an aggregate Purchase Price of $_________.
2. Representations of Optionee.  Optionee acknowledges that
Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.
3. Company's Repurchase Option.  The Company or its assignee(s)
shall have the option to repurchase all of the Unvested Shares on the terms and conditions set forth in this section (the "Repurchase Option") if the Optionee should cease to be employed by the Company for any reason or no reason, including without limitation death, disability, voluntary resignation or termination by the Company with or without cause.
(a) Right of Termination Unaffected.  Nothing in this
Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment at any time for any reason or no reason, with or without cause. Optionee shall be considered to be employed by the Company if Optionee is an officer, director or full-time employee of the Company or any Parent or Subsidiary of the Company (as defined in the Plan) or if the Board of Directors determines that Optionee is rendering substantial services as a part-time employee, consultant or independent contractor to the Company or any Parent or Subsidiary of the Company (as defined in the Plan). In case of any dispute, the Board of Directors of the Company shall have discretion to determine whether Optionee has ceased to be employed by the Company and the date on which the employment relationship ceases (the "Termination
Date").
(b) Exercise of Repurchase Option.  At any time within sixty
(60) days after Optionee's Termination Date, the Company or its assignee(s) may elect to repurchase the Unvested Shares purchased pursuant to the Option Agreement by giving Optionee (or Optionee's personal representative as the case may be) written notice of exercise of the Repurchase Option.
(i) Repurchase Price.  The Company or its
assignee(s) shall have the option to repurchase from Optionee all of the Unvested Shares (or from Optionee's personal
representative as the case may be) at the Exercise Price (as defined in the Option Agreement), as such price may be
adjusted from time to time to reflect any subsequent stock
dividend, stock split, reverse stock split or
recapitalization of the Company (the "Repurchase Price").
(ii) Payment of Repurchase Price.  The
Repurchase Price shall be payable, at the option of the
Company or its assignee(s), by check or by cancellation of
all or a portion of any outstanding indebtedness of Optionee to the Company (or, in the case of repurchase by an assignee, to the assignee) or any combination thereof.  The Repurchase
Price shall be paid without interest within 60 days after the
Termination Date.
(iii) Lapse of Repurchase Option.  All Unvested
Shares held by the Optionee shall be released from the
Company's Repurchase Option and cease to be Unvested Shares
according to the Vesting Schedule set out in the Notice of
Grant.
4. Escrow.  As security for the faithful performance of this
Agreement, Optionee agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of Attachment 1 attached hereto, executed by Optionee and by Optionee's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and stock power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Such appointment shall be evidenced by an executed form of Joint Escrow Instructions, attached hereto as
Attachment 2. Optionee and the Company agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated herein. The Shares shall be released from escrow upon termination of both the Repurchase Option and the Right of First Refusal; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company.
5. Rights as Shareholder.  Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Option or Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.
6. Tax Consequences.
(a) Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.
(b) Section 83(b) Election For Nonqualified Stock Options.
Optionee hereby acknowledges that Optionee has been informed that, with respect to the exercise of any nonqualified stock option, unless an election is filed by the Optionee with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Optionee, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for such Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election Under Section 83(b) is attached hereto as Attachment 3 for reference. OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE SHARES.
(c) Section 83(b) Election For Alternative Minimum Tax for
Incentive Stock Options. Optionee hereby acknowledges that Optionee has been informed that, with respect to the exercise of any incentive stock option, unless an election is filed by the Optionee with the Internal Revenue Service within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently for alternative minimum tax purposes on any difference between the purchase price of the Shares and their fair market value on the date of purchase, the Optionee will be required to include (for alternative minimum tax purposes only) an amount equal to the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for such Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election for alternative minimum tax purposes under Section 83(b) and similar tax provisions. A form of Election Under Section 83(b) is attached hereto as Attachment 3A for reference. OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE SHARES.
7. Restrictive Legends and Stop-Transfer Orders.
(a) Legends.  Optionee understands and agrees that the
Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO CERTAIN RIGHTS OF REPURCHASE HELD BY THE ISSUER OR ITS
ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND
RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE
ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE
OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH RIGHTS
OF REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES.
8. Market Standoff Agreement.  Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the one hundred eighty
(180) day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such one hundred eighty (180) day period.
9. Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.
10. Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.
11. Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
12. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
14. Delivery of Payment.  Optionee herewith delivers to the Company the full Exercise Price for the Shares.
15. Entire Agreement.  The Plan and Notice of Grant/Option
Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant/Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.
Submitted by:           Accepted by:
PURCHASER:              3DFX INTERACTIVE, INC.
                        By
(Signature)
                        Its
Address         Address





3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
ATTACHMENT 1 TO EXERCISE NOTICE
STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Exercise Notice and Restricted Stock Agreement dated as of __________, 19__, the undersigned hereby sells, assigns and transfers unto ___________________________________________, _______________ shares of the
Common Stock of 3DFX INTERACTIVE, INC., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. __________ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.
Dated:  __________, 19__

(Signature)

(Please Print Name)

(Spouse's Signature, if any)

(Please Print Name)

3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
ATTACHMENT 2 TO EXERCISE NOTICE
JOINT ESCROW INSTRUCTIONS
___________, 199__
Secretary
3DFX INTERACTIVE, INC.
Dear Sir:
As Escrow Agent for both 3DFX INTERACTIVE, INC., a California corporation ("Corporation"), and the undersigned purchaser of stock of the Corporation ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement ("Agreement"), dated as of __________, 19__, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:
1. In the event the Corporation and/or any assignee of the
Corporation (referred to collectively for convenience herein as the "Corporation") exercises the Repurchase Option set forth in the Agreement, the Corporation shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
2. At the closing, you are directed to date the stock assignments necessary for the transfer in question, to fill in the number of shares being transferred, and to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (by check or by cancellation of any debt owed by Purchaser to the Corporation) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.
3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Corporation while the stock is held by you.
4. Upon written request of the Purchaser after each successive one-year period from the date of the Agreement, unless the Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Ninety days after cessation of Purchaser's service to the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Corporation or its assignees pursuant to exercise of the Repurchase Option.
Notwithstanding the foregoing, none of the certificates representing the shares of stock deposited under these escrow instructions shall be released to the Purchaser if the Purchaser's Note given in payment for such shares has not been paid in full. So long as any Note is outstanding, the shares shall be held by you as collateral for the obligation under the Note. Subject to the provisions of this paragraph 4, upon payment of the
Note in full the certificates representing the shares may be released and delivered to the Purchaser. In the event Purchaser defaults in payment of the Note when due, you shall, upon written request of the Corporation, deliver the certificate evidencing the shares of stock and the stock assignments to the Corporation to enable the Corporation to exercise its rights as a secured party under the Commercial Code of the State of California.
5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.
6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9. You shall not be liable in any respect on account of the
identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.
13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.
CORPORATION:    3DFX INTERACTIVE, INC.
PURCHASER:      ______________________________
        ______________________________
        ______________________________
        ______________________________
ESCROW AGENT:   Secretary
        3DFX INTERACTIVE, INC.
16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
Very truly yours,
3DFX INTERACTIVE, INC.,
a California corporation
By
Title
PURCHASER

ESCROW AGENT

Secretary

3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
ATTACHMENT 3 TO EXERCISE NOTICE
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE OF 1986
The undersigned Taxpayer hereby elects, pursuant to the provisions of the federal income tax law noted above, to include in gross income for the Taxpayer's current taxable year, as compensation for services, the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property.
1. Taxpayer's Name:

Taxpayer's Address:


Social Security Number:
2. The property with respect to which the election is made is described as follows:  ___________ shares of Common Stock of 3DFX INTERACTIVE,
INC., a California corporation (the "Company"), which is Taxpayer's employer or the corporation for whom the Taxpayer has performed services.
3. The date on which the shares were transferred was ___________, 19__, and this election is made for calendar year 19__.
4. The shares are subject to the following restrictions:
___     The Company may repurchase all or a portion of the shares at the Taxpayer's original purchase price under certain conditions at the time of Taxpayer's termination of employment or
services.
___     A right of first refusal in the Company for vested shares at fair market value upon termination of employment with the
Company.
5. The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_________ per share at the time of transfer.
6. The amount paid for such shares was $________ per share.
7. The Taxpayer has submitted a copy of this statement to the Company as the Taxpayer's employer or the corporation for whom the Taxpayer has performed services.
THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS") (AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS) WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S INCOME TAX RETURNS FOR THE CALENDAR YEAR ABOVE STATED. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.
Dated:  __________, 19__
_________________________________
Taxpayer's Signature
_________________________________
Spouse's Signature (if any)

3DFX INTERACTIVE, INC.
EMPLOYEE STOCK PLAN
ATTACHMENT 3A TO EXERCISE NOTICE
ALTERNATIVE MINIMUM TAX
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE OF 1986
The undersigned Taxpayer hereby elects, pursuant to the provisions of Sections 55-56 and 83(b) of the Internal Revenue Code of 1986. as amended, to include in alternative minimum taxable income for the Taxpayer's current taxable year, as compensation for services, the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property.
1. Taxpayer's Name:

Taxpayer's Address:


Social Security Number:
2. The property with respect to which the election is made is described as follows:  ___________ shares of Common Stock of 3DFX INTERACTIVE,
INC., a California corporation (the "Company"), which is Taxpayer's employer or the corporation for whom the Taxpayer has performed services.
3. The date on which the shares were transferred was ___________, 19__, and this election is made for calendar year 19__.
4. The shares are subject to the following restrictions:
___     The Company may repurchase all or a portion of the shares at the Taxpayer's original purchase price under certain conditions at the time of Taxpayer's termination of employment or
services.
___     A right of first refusal in the Company for vested shares at fair market value upon termination of employment with the
Company.
5. The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_________ per share at the time of transfer.
6. The amount paid for such shares was $________ per share.
7. The Taxpayer has submitted a copy of this statement to the Company as the Taxpayer's employer or the corporation for whom the Taxpayer has performed services.
THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS") (AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS) WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S INCOME TAX RETURNS FOR THE CALENDAR YEAR ABOVE STATED. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.
Dated:  __________, 19__
_________________________________
Taxpayer's Signature
_________________________________
Spouse's Signature (if any)